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                                                                                                                      Exhibit 99(iv)


                                           NACCO Industries, Inc.
                          Unaudited Consolidating Statement of Stockholders' Equity
                                        Year Ended December 31, 1999
                                                (In millions)
                                                                                                                          NACCO
                                                           NMHG        NACoal    Housewares  NACCO & Other   Elims     Consolidated
                                                        -----------  ----------  ----------  ------------- ----------- ------------

Class A Common Stock                                    $        -   $       -   $       -   $      6.5    $        -    $     6.5
                                                        -----------  ----------  ----------  -----------   -----------   ----------

Class B Common Stock                                             -           -           -          1.6             -          1.6
                                                        -----------  ----------  ----------  -----------   -----------   ----------

Capital In Excess of Par Value
     Beginning balance                                       198.2        15.1       160.6          0.2        (373.9)         0.2
     Shares issued under stock option and
       compensation plans                                        -           -           -          2.5             -          2.5
                                                        ------------  ---------- -----------  -----------   -----------  -----------
                                                             198.2        15.1       160.6          2.7        (373.9)         2.7
Retained Earnings
      Beginning balance                                      256.8           -        (7.8)       504.9        (249.0)       504.9
      Net income (loss)                                       23.7        16.5        21.2         (8.3)            -         53.1
      Reconsolidation of Brazilian subsidiary                  3.4           -           -            -             -          3.4
      Repurchase of minority interest                        (11.3)          -           -            -          11.3            -
      Cash dividends                                             -        (8.4)       (8.1)        (7.0)         16.5         (7.0)
                                                        -----------   ---------  ----------   ----------    ----------   ----------
                                                             272.6         8.1         5.3        489.6        (221.2)       554.4
Accumulated Other Comprehensive Income
      Beginning balance                                        7.0           -        (2.7)           -           0.8          5.1
      Foreign currency translation adjustment and other       (9.1)          -         0.7            -           0.3         (8.1)
                                                        ------------  ---------- -----------  -----------   -----------  -----------
                                                              (2.1)          -        (2.0)           -           1.1         (3.0)
                                                        ------------  ---------- -----------  -----------   -----------  -----------
               Total Stockholders' Equity                  $ 468.7      $ 23.2     $ 163.9      $ 500.4      $ (594.0)     $ 562.2
                                                        ============  ========== ===========  ===========   ===========  ===========



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